UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

ANEBULO PHARMACEUTICALS, INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40388	85-1170950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1017 Ranch Road 620 South, Suite 107 Lakeway, TX	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 598-0931

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed, on December 22, 2024, Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with 22NW Fund, LP (“22NW”), as well as other institutional accredited investors (the “Investors”), pursuant to which the Company issued to the Investors, in a private placement priced at-the-market (the “Private Placement”), an aggregate of 15,151,514 shares of Common Stock, of which 10,101,010 of such shares (the “Shares”) were issued to 22NW, a greater than 5% stockholder of the Company that is controlled by Aron English, a director of the Company. The Private Placement closed on December 23, 2024.

On February 24, 2025, the Company entered into a lock-up agreement (the “Lock-Up Agreement”) with 22NW pursuant to which 22NW agreed not to vote, sell, transfer, pledge or otherwise dispose of the Shares that were issued to it in the Private Placement. Pursuant to the Lock-Up Agreement, the Company agreed to hold a stockholder meeting no later than April 30, 2025 and to submit a proposal for the removal of the voting and transfer restrictions set forth in the Lock-Up Agreement at such stockholder meeting. The Lock-Up Agreement further provides that any failure of the Company to hold a stockholder meeting to remove the lock-up restrictions by April 30, 2025 or to have the restrictions on voting and transfer of the Shares removed after receiving stockholder approval would be deemed a breach of the Lock-Up Agreement and 22NW would have a right to have the Shares redeemed.

In conjunction with entering into the Lock-Up Agreement, the Company executed an irrevocable letter (the “Irrevocable Instruction Letter”), which was acknowledged and agreed to by 22NW, instructing the Company’s transfer agent not to allow the voting or sale, transfer, pledge or other disposition of the Shares until the Company’s stockholders approve the removal of the lock-up restrictions at a stockholder meeting held for such purpose. The transfer agent has also been instructed to place a legend on the Shares noting that they are subject to the terms of the Lock-Up Agreement.

The foregoing descriptions of the Lock-Up Agreement and Irrevocable Instruction Letter do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are each incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2025, the Company received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company failed to comply with Nasdaq Listing Rule 5635(b) (“Rule 5635(b)”), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Prior to the Private Placement, the Company had two directors, Joseph F. Lawler and Aron English, that each beneficially owned in excess of 40% of the Company’s outstanding shares of Common Stock; however immediately after consummation of the Private Placement, Mr. English became the Company’s largest stockholder, beneficially owning in excess of 50% of the voting power of the Company’s Common Stock. Since immediately after the consummation of the Private Placement 22NW’s purchase of the Shares increased Mr. English’s beneficial ownership of Common Stock above the beneficial ownership of Common Stock of Joseph F. Lawler, the Company’s largest stockholder prior to consummation of the Private Placement, Nasdaq determined that there was a change of control and that the Company was required to obtain prior stockholder approval under Rule 5635(b). At the time the Company entered into the Purchase Agreement and consummated the Private Placement, the Company did not believe that a change of control of the Company had occurred. The Letter has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

Pursuant to the Nasdaq Listing Rules, the Company had 45 calendar days (until April 6, 2025), to submit a plan to regain compliance (the “Compliance Plan”). The Company submitted a Compliance Plan to Nasdaq. On February 24, 2025, the Company received a letter from Nasdaq notifying it that based on the Compliance Plan submitted to Nasdaq, the Nasdaq Staff has determined to grant the Company an extension to regain compliance with Rule 5635(b), as described below. The Compliance Plan proposed that 22NW and the Company enter into an irrevocable lock-up agreement pursuant to which 22NW would agree not to vote, sell, transfer, pledge or otherwise dispose of the Shares until such time as the Company obtained stockholder approval of the removal of such restrictions. In addition, irrevocable instructions to the Company’s transfer agent would be provided informing the transfer agent that such Shares cannot be voted or sold or transferred. Furthermore, the Company proposed that the Shares would have a legend noting that they are subject to the terms of the Lock-Up Agreement. The Company also informed Nasdaq that it intended to file a preliminary proxy with the proposal described above to be voted on at its upcoming Annual Meeting of Stockholders (the “Annual Meeting”). The Nasdaq Staff determined to grant the Company an extension until April 10, 2025 to obtain stockholder approval of the proposal and disclose results of the Annual Meeting. In the event the Company does not satisfy the terms of the Compliance Plan by obtaining stockholder approval of the proposal at the Annual Meeting and/or not disclosing the results of the Annual Meeting by April 10, 2025, the Staff will provide written notification that the Company’s securities will be delisted, which the Company may appeal to a hearings panel.

On February 24, 2025, in accordance with the Company’s proposed Compliance Plan, the Company entered into the Lock-Up Agreement with 22NW, pursuant to which 22NW has agreed not to vote, sell, transfer, pledge or otherwise dispose of the Shares unless and until the Company’s stockholders approve removing the lock-up restrictions thereby allowing such Shares to be voted and/or be sold or otherwise transferred. The Company also provided irrevocable instructions to the Company’s transfer agent instructing the transfer agent that such Shares cannot be voted, sold, transferred, pledged or otherwise disposed of until the Company’s stockholders approve the removal of the lock-up restrictions at a stockholder meeting held for such purpose and further instructed the transfer agent to place a legend on the Shares noting that they are subject to the terms of the Lock-Up Agreement. The Company plans to submit a proposal to its stockholders at the Annual Meeting, currently scheduled for April 4, 2025, related to the removal of the lock-up restrictions. By approving the removal of the voting and transfer restrictions on the Shares, stockholders are also approving and ratifying the issuance of the securities resulting in the change of control because upon removal of the lock-up restrictions, Mr. English who is the beneficial owner of 51% of the Company’s outstanding shares of Common Stock, inclusive of the Shares which are currently restricted from voting pursuant to the Lock-Up Agreement, will have voting power over 51% of our outstanding shares of Common Stock. Joseph Lawler and entities he controls have entered into a Support Agreement with 22NW, agreeing to vote in favor of the proposal seeking to remove the lock-up restrictions on the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lock-Up Agreement, dated February 24, 2025, by and between the Company and 22NW Fund, LP
10.2	Irrevocable Instruction Letter, dated February 24, 2025
104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: February 24, 2025	By:	/s/ Richard Anthony Cunningham
Richard Anthony Cunningham
Chief Executive Officer (Principal Executive Officer)